SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): November 13, 2003

Valeant Pharmaceuticals International

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-11397 (Commission File Number)	33-0628076 (IRS Employer Identification No.)

3300 Hyland Avenue
Costa Mesa, California 92626
(Address of principal executive offices) (Zip Code)

(714) 545-0100
(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1
EXHIBIT 99.2

Item 5. Other Events and Regulation FD Disclosure.

November 13, 2003 Press Release

      On November 13, 2003, Valeant Pharmaceuticals International issued a press release announcing its intention to offer, subject to market and other conditions, approximately $200 million principal amount of Convertible Subordinated Notes due 2010 and approximately $200 million principal amount of Convertible Subordinated Notes due 2013 (the “Notes”) to qualified institutional buyers in an offering exempt from registration pursuant to Rule 144A under the Securities Act of 1933. The November 13, 2003 press release is attached as Exhibit 99.1 to this report and is incorporated herein by this reference.

November 14, 2003 Press Release

      On November 14, 2003, Valeant Pharmaceuticals International issued a press release announcing the pricing of its offering of the Notes. The sale of the Notes is expected to close on November 19, 2003. The November 14, 2003 press release is attached as Exhibit 99.2 to this report and is incorporated herein by this reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

Exhibit Number	Description

99.1	Press release dated November 13, 2003.

99.2	Press release dated November 14, 2003.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2003	VALEANT PHARMACEUTICALS INTERNATIONAL

	By:	/s/ Bary G. Bailey

Bary G. Bailey Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated November 13, 2003.

99.2	Press release dated November 14, 2003.